UNDERTAKINGS. The Company is registering these Securities under Rule SB of the Securities Act. The Company will file, during any period which it offers or sells securities, a post-effective amendment to this registration statement to:

(a)	Include any prospectus required by section 10(a)(3) of the
Securities Act; and

(b)	Reflect in the prospectus any facts or events which,
individually or together, represent a fundamental change in the information in the registration statement; and

(c)	Include any additional or changed material information on
the plan of distribution, including the most recent Unaudited
Quarterly Financial Statements, the Annual Report and the Annual
Audited Financial Statements.

(d)	The Company will voluntarily file periodic reports as
required under the applicable reporting rules. The Company undertakes to either become and remain a reporting Company under Section 12 of the Securities exchange Act of 1934 or to deliver a current Prospectus to all potential buyers throughout any period in which the Company will offer a matching system for buyers and sellers of the Company's stock.

(e) The Company undertakes to comply with Item 512(a)(2) for determining liability under the Securities Act. The Company will treat each post-effective Amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(f) The Company undertakes to comply with Item 512(a)(3) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(g) The Company uhdertakes to comply with Item 512(e) to include the following in a Request for Acceleration: Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of public policy as expressed in the Act as is, therefore, unenforceable.